UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on June 22, 2018, Monaker Group, Inc. (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) dated June 19, 2018, stating that the Company was not in compliance with the Nasdaq Listing Rule 5550(b)(1)(the “Rule”) as the Company’s Annual Report on Form 10-K for the period ended February 28, 2018, reported stockholders’ equity of $1,204,400, which was below the $2.5 million of minimum stockholders’ equity required for continued listing pursuant to the Rule.

Nasdaq requested that, on or before July 3, 2018, the Company provide the Nasdaq Staff with specific plans to achieve and sustain compliance with the Rule, including a time frame for completion of the plan. The Company submitted a written response to Nasdaq on July 2, 2018 and the Nasdaq staff granted the Company an extension which required the Company to evidence compliance with the Rule until October 20, 2018.

On August 22, 2018, we were notified by Nasdaq that, based on the representations we made in the Current Report on Form 8-K which we filed with the Securities and Exchange Commission on August 22, 2018, i.e., that we have stockholders’ equity in excess of $2,500,000, Nasdaq has determined that we comply with Nasdaq Listing Rule 5550(b)(1). Notwithstanding such determination, Nasdaq has also advised that if we fail to evidence compliance with the Rule upon the filing of our next periodic report, we may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: August 23, 2018	By:	/s/ Omar Jimenez
		Name:	Omar Jimenez
		Title:	Chief Financial Officer